Exhibit 99.5

The following is the draft valuation of the Company's common stock as it was presented to the Special Committee at its January 4, 2016 meeting.

**DRAFT**

# Executive Summary

## Valuation Summary - Champion Industries, Inc.

| | | | | | |
|---|---|---|---|---|---|
| Total Enterprise Value | $ | 14,658,684 | to | $ | 15,258,684 |
| *Long-Term Debt* | | $11,958,684 | | | $11,958,684 |
| Value on Controlling Basis | $ | 2,700,000 | to | $ | 3,300,000 |
| Less: Value of Warrants (1) | $ | (806,610) | to | $ | (986,610) |
| Value to Common Shareholders | $ | 1,893,390 | to | $ | 2,313,390 |
| Shares Outstanding | | 11,299,528 | | | 11,299,528 |
| Implied Value Per Share | $ | 0.17 | to | $ | 0.20 |

DRAFT

In light of Chaffe's review, analysis, the facts available to it, and based on generally accepted investment banking and valuation procedures and practice, the above figures represent Chaffe's opinion of the fair market value, as of December 21, 2015 of a share of common stock of the Company, if sold in a controlling block of shares. This price represents the per share price at which 100% of the the Company's outstanding common stock would sell would sell on December 21, 2015 for cash, in an 'at arm's length' transaction, between a knowledgeable, willing buyer and a knowledgeable, willing seller, neither being under compulsion to transact.

This report is for the sole use of Chaffe's client(s) for the sole purpose(s) agreed to in Chaffe's engagement letter. An engagement involving a different party, purpose, standard of value, basis of value, or valuation date, could result in a materially different opinion. This report is not intended to be investment or tax advice. Chaffe is not providing any type of assurance to any of the financial information contained herein. Furthermore, Chaffe has no responsibility to update this report. The opinions expressed in this valuation are contingent upon these and the additional assumptions and limiting conditions as set forth in this report, including any Exhibits, Appendices, or Attachments, which are an integral part of this report.

(1) Value of Warrants = (Implied Value Per Share - 0.001) * 4,842,654.

**Champion Industries, Inc. (OTCPK:CHMP)**
Income Statement
For the Year Ended...

**EXHIBIT A, p. 1**

## Income Statement

| For the Fiscal Period Ending | Reclassified 12 months Oct-31-2010 | Reclassified 12 months Oct-31-2011 | Restated 12 months Oct-31-2012 | 12 months Oct-31-2013 | 12 months Oct-31-2014 | LTM 12 months Jul-31-2015 | 12 months Oct-31-2016 |
|---|---|---|---|---|---|---|---|
| **Total Revenue** | **106,175,579** | **86,608,871** | **87,150,031** | **72,323,175** | **63,522,340** | **63,226,324** | **65,066,631** |
| Cost Of Goods Sold | 73,059,874 | 62,239,362 | 62,745,923 | 51,416,525 | 47,563,370 | 47,294,672 | 49,354,537 |
| **Gross Profit** | **33,115,705** | **24,369,509** | **24,404,108** | **20,906,650** | **15,958,970** | **15,931,652** | **15,712,094** |
| Selling General & Admin Exp. | 26,814,794 | 21,579,096 | 23,742,296 | 19,910,369 | 16,113,220 | 15,612,357 | 14,723,000 |
| **Other Operating Exp., Total** | **26,814,794** | **21,579,096** | **23,742,296** | **19,910,369** | **16,113,220** | **15,612,357** | **14,723,000** |
| **Operating Income** | **6,300,911** | **2,790,413** | **661,812** | **996,281** | **(154,250)** | **319,295** | **989,094** |
| Interest Expense | (5,142,800) | (3,008,900) | (3,169,600) | (4,285,200) | (1,138,400) | (985,300) | 0 |
| **Net Interest Exp.** | **(5,142,800)** | **(3,008,900)** | **(3,169,600)** | **(4,285,200)** | **(1,138,400)** | **(985,300)** | **0** |
| Other Non-Operating Inc. (Exp.) | 952,018 | 50,410 | (13,100) | (32,200) | 261,013 | 377,228 | (566,000) |
| **EBT Excl. Unusual Items** | **2,110,129** | **(168,077)** | **(2,520,888)** | **(3,321,119)** | **(1,031,637)** | **(288,777)** | **423,094** |
| Restructuring Charges | - | (28,900) | (48,000) | (43,800) | - | - | - |
| Impairment of Goodwill | (1,640,800) | (652,200) | - | (2,226,800) | - | - | - |
| Gain (Loss) On Sale Of Assets | - | - | - | - | - | (277,300) | - |
| Asset Writedown | - | - | (309,100) | - | - | (100,000) | - |
| Legal Settlements | - | - | - | - | (100,000) | 20,000 | 0 |
| Other Unusual Items | - | 1,337,846 | - | 11,118,069 | - | - | - |
| **EBT Incl. Unusual Items** | **469,329** | **488,669** | **(2,877,988)** | **5,526,350** | **(1,131,637)** | **(646,077)** | **423,094** |
| Income Tax Expense | 272,444 | 211,323 | 11,727,095 | (105,100) | - | 91,699 | (857,691) |
| **Earnings from Cont. Ops.** | **196,885** | **277,346** | **(14,605,083)** | **5,631,450** | **(1,131,637)** | **(737,776)** | **1,280,785** |
| Earnings of Discontinued Ops. | 291,215 | (4,253,500) | (8,712,600) | 82,942 | - | - | - |
| Extraord. Item & Account. Change | - | - | - | - | - | - | - |
| **Net Income to Company** | **488,100** | **(3,976,154)** | **(23,317,683)** | **5,714,392** | **(1,131,637)** | **(737,776)** | **1,280,785** |
| Minority Int. in Earnings | - | - | - | - | - | - | - |
| **Net Income** | **488,100** | **(3,976,154)** | **(23,317,683)** | **5,714,392** | **(1,131,637)** | **(737,776)** | **1,280,785** |
| **Operating Income** | 6,300,911 | 2,790,413 | 661,812 | 996,281 | (154,250) | 319,295 | 989,094 |
| **Plus Depreciation & Amortization** | 4,062,807 | 3,105,617 | 2,707,702 | 2,308,613 | 2,058,813 | 1,778,904 | 1,550,000 |
| **EBITDA** | 10,363,718 | 5,896,030 | 3,369,514 | 3,304,894 | 1,904,563 | 2,098,199 | 2,539,094 |
| **Capital Expenditures** | 815,500 | 1,273,600 | 697,200 | 544,600 | 761,400 | 1,150,700 | 1,500,000 |

Champion Industries, Inc. (OTCPK:CHMP)
Balance Sheet
As of...

| Balance Sheet as of: | Restated Oct-31-2010 | Reclassified Oct-31-2011 | Restated Oct-31-2012 | Oct-31-2013 | Oct-31-2014 | Jul-31-2015 |
|---|---|---|---|---|---|---|
| *Currency* | *USD* | *USD* | *USD* | *USD* | *USD* | *USD* |
| **ASSETS** | | | | | | |
| Cash And Equivalents | - | - | 1,844,797 | 1,428,542 | 818,433 | 72,543 |
| **Total Cash & ST Investments** | - | - | **1,844,797** | **1,428,542** | **818,433** | **72,543** |
| Accounts Receivable | 18,133,748 | 15,493,693 | 10,229,562 | 9,612,826 | 9,512,731 | 9,041,791 |
| Other Receivables | 36,293 | 9,293 | - | - | - | - |
| **Total Receivables** | **18,170,041** | **15,502,986** | **10,229,562** | **9,612,826** | **9,512,731** | **9,041,791** |
| Inventory | 9,690,333 | 7,420,934 | 5,764,803 | 4,884,579 | 3,969,992 | 4,166,780 |
| Deferred Tax Assets, Curr. | 1,363,195 | 864,108 | - | - | - | - |
| Other Current Assets | 652,178 | 5,334,793 | 15,264,923 | 916,745 | 483,139 | 1,065,858 |
| **Total Current Assets** | **29,875,747** | **29,122,821** | **33,104,085** | **16,842,692** | **14,784,300** | **14,346,972** |
| Gross Property, Plant & Equipment | 76,322,853 | 66,003,377 | 50,116,992 | 46,830,252 | 45,675,864 | 45,803,637 |
| Accumulated Depreciation | (53,949,300) | (48,829,600) | (40,559,500) | (38,961,400) | (38,991,700) | (39,568,200) |
| **Net Property, Plant & Equipment** | **22,373,553** | **17,173,777** | **9,557,492** | **7,868,852** | **6,684,164** | **6,235,437** |
| Goodwill | 15,332,283 | 12,968,255 | 3,457,322 | 1,230,485 | 1,230,485 | 1,230,485 |
| Other Intangibles | 15,197,173 | 8,427,024 | 1,447,848 | 1,308,249 | 1,179,943 | 1,088,369 |
| Deferred Tax Assets, LT | 8,370,151 | 10,894,159 | - | - | - | - |
| Deferred Charges, LT | 1,267,174 | 830,323 | 324,692 | 218,824 | 69,644 | 4,655 |
| Other Long-Term Assets | 36,561 | 2,607,942 | 75,115 | 61,532 | 59,809 | - |
| **Total Assets** | 92,452,642 | 82,024,301 | 47,966,554 | 27,530,634 | 24,008,345 | 22,905,918 |
| **LIABILITIES** | | | | | | |
| Accounts Payable | 4,116,067 | 3,735,445 | 3,123,544 | 6,925,532 | 4,518,634 | 5,139,734 |
| Accrued Exp. | 4,592,939 | 4,211,582 | 3,287,680 | 2,552,673 | 2,137,507 | 2,175,530 |
| Short-term Borrowings | 1,013,713 | 1,153,931 | - | - | 750,000 | 750,000 |
| Curr. Port. of LT Debt | 5,464,842 | 42,419,353 | 24,314,555 | 902,565 | 12,558,696 | 3,497,896 |
| Curr. Port. of Cap. Leases | - | - | 13,014 | 13,817 | 14,931 | 15,617 |
| Curr. Income Taxes Payable | 1,125,726 | 1,030,201 | 833,969 | 745,658 | 666,166 | 716,711 |
| Unearned Revenue, Current | 720,549 | 737,748 | - | - | - | - |
| Other Current Liabilities | - | 7,373,029 | 15,117,257 | 315 | - | - |
| **Total Current Liabilities** | **17,053,856** | **60,661,289** | **46,690,019** | **11,140,560** | **20,645,936** | **12,295,488** |
| Long-Term Debt | 52,298,996 | 430,997 | 2,599,291 | 11,517,340 | 128,690 | 8,460,768 |
| Capital Leases | - | - | 52,705 | 42,563 | 28,381 | 16,580 |
| Other Non-Current Liabilities | 5,550 | 3,750 | 1,950 | 493,139 | - | - |
| **Total Liabilities** | **69,358,402** | **61,096,036** | **49,343,965** | **23,193,602** | **20,803,007** | **20,772,856** |
| Common Stock | 9,987,913 | 11,299,528 | 11,299,528 | 11,299,528 | 11,299,528 | 11,299,528 |
| Preferred Stock | - | - | - | - | - | - |
| Additional Paid In Capital | 22,768,610 | 23,267,024 | 24,279,179 | 24,279,179 | 24,279,179 | 24,279,179 |
| Retained Earnings | (9,662,300) | (13,638,300) | (36,956,100) | (31,241,700) | (32,373,300) | (33,445,600) |
| Treasury Stock | - | - | - | - | - | - |
| Comprehensive Inc. and Other | - | - | - | - | - | - |
| **Total Equity** | 23,094,223 | 20,928,252 | (1,377,393) | 4,337,007 | 3,205,407 | 2,133,107 |
| **Total Liabilities And Equity** | 92,452,625 | 82,024,288 | 47,966,572 | 27,530,609 | 24,008,414 | 22,905,963 |

Chaffe & Associates, Inc. searched for comparable public companies by Capital IQ Industry Classification. This search returned several companies. Chaffe & Associates, Inc. selected the following companies from the results as the most comparable to Champion Industries, Inc. .

**ACCO Brands Corporation**

ACCO Brands Corporation manufactures and markets office, school, and calendar products, and select computer and electronic accessories primarily in the Unites States, Northern Europe, Brazil, Canada, Australia, and Mexico. The company operates through three segments: ACCO Brands North America, ACCO Brands International, and Computer Products Group. It offers office products, school supplies, and calendar products under the AT-A-GLANCE, Day-Timer, Five Star, GBC, Hilroy, Marbig, Mead, NOBO, Quartet, Rexel, Swingline, Tilibra, Wilson Jones, and other brand names. The company's office products comprise stapling, shredders, whiteboards, binding and laminating equipenent, and related consumable supplies; and school products include notebooks, folders, decorative calendars, and stationery products. It also provides private label products within the office and school products sector, as well as business machine maintenance and repair services. In addition, the company designs, sources, distributes, markets, and sells accessories for laptop and desktop computers, and tablets under the Kensington, Microsaver, and ClickSafe brand names. Its accessories primarily comprise security products, input devices, laptop computer carrying cases, hubs, docking stations, power adapters, tablet accessories, charging racks, and ergonomic devices. The company sells its products to consumers and commercial end-users primarily through resellers, including traditional office supply resellers, wholesalers, and retailers, as well as online retailers. ACCO Brands Corporation is headquartered in Lake Zurich, Illinois.

**Cenveo Inc.**

Cenveo, Inc. provides print related products in the United States and internationally. It operates through three segments: Envelope, Print, and Label and Packaging. The Envelope segment offers direct mail products and transactional envelopes for billing and remittance used in financial institutions, insurance companies, and telecommunications companies; and specialty and stock envelopes for the office product markets and office product superstores. The Print segment provides print products comprising car brochures, annual reports, direct mail products, advertising literature, corporate identity materials, and brand marketing materials; and content management services, such as editing, content processing, content management, electronic peer review, production, distribution, and reprint marketing services. This segment primarily serves customers in consumer products, automotive, travel and leisure, and telecommunications industries. The Label and Packaging segment offers custom labels for manufacturing, warehousing, packaging, food and beverage, and health and beauty industries; direct mail and overnight packaging labels, food and beverage labels, and shelf and scale labels for national and regional customers; pressure-sensitive prescription labels for the retail pharmacy chain market; and promotional packaging products, including folded carton and full body shrink sleeves. This segment serves pharmaceutical, apparel, tobacco, neutraceutical, and other multinational consumer product companies. The company was founded in 1993 and is headquartered in Stamford, Connecticut.

**Deluxe Corp.**

Deluxe Corporation provides checks, forms, marketing solutions, accessories, and other products and services for small businesses and financial institutions. It operates through three segments: Small Business Services, Financial Services, and Direct Checks. The company provides checks; printed forms, such as deposit tickets, billing forms, work orders, job proposals, purchase orders, invoices, and personnel forms, as well as computer forms and check registers; and accessories and other products comprising envelopes, office supplies, stamps, and labels, as well as checkbook covers. The company also offers marketing solutions, such as Web design, hosting, and other Web services; search engine optimization; marketing services, including email, mobile, social media, and other self-service marketing solutions; digital printing services; logo design; and promotional products, postcards, brochures, retail packaging supplies, apparel, greeting cards, and business cards. In addition, it provides customer acquisition programs, marketing communications services, rewards and loyalty programs, fraud protection and security services, financial institution profitability and risk management services; payroll services; and package insert programs. The company markets its products through printed and electronic sales forces, referrals from financial institutions and telecommunications clients, purchased search results from online search engines, and independent distributors and dealers in the United States, Canada, Europe, and North and South America. The company was formerly known as Deluxe Check Printers, Incorporated and changed its name to Deluxe Corporation in 1988. Deluxe Corporation was founded in 1915 and is headquartered in Shoreview, Minnesota.

**Ennis Inc.**

Ennis, Inc., together with its subsidiaries, produces and sells business forms and other business products; and activewear in the United States. The company operates in two segments, Print and Apparel. The Print segment designs, manufactures, and sells business forms and other printed business products. Its products include snap sets, continuous forms, laser cut sheets, tags, labels, envelopes, integrated products, jumbo rolls and pressure sensitive offered under the Ennis, Royal Business Forms, Block Graphics, Specialized Printed Forms, 360° Custom Labels, ColorWorx, Enfusion, Uncompromised Check Solutions, VersaSeal, Witt Printing, B&D Litho, Genforms, PrintGraphics, Calibrated Forms, PrintXcel, and Printegra brand names. This segment also provides point of purchase advertising for large franchise and fast food chains, as well as kitting and fulfillment under the Adams-McClure brand name; presentation folders and document folders under the Admore and Folder Express brand names; custom printed labels, custom, and stock tags products under Ennis Tag & Label brand name; and custom and stock tags and labels under the Atlas Tag & Label brand name. In addition, it offers custom and imprinted envelopes under the Trade Envelopes and Block Graphics, Wisco, and National Imprint Corporation brand names; and financial and security documents under the Northstar and General Financial Supply brand names. This segment sells its products to large banking organizations through private printers and independent distributors. The Apparel segment manufactures and sells knitted activewear, including T-shirts, tank tops, and fleece under the AAA and Murina brand names. This segment sells its products to screen printers, embellishers, retailers, and mass marketers through sales representatives in the United States, Canada, and Mexico. The company was formerly known as Ennis Business Forms, Inc. Ennis, Inc. was founded in 1909 and is headquartered in Midlothian, Texas.

**Office Depot, Inc.**

Office Depot, Inc., together with its subsidiaries, supplies office products and services. The company's North American Retail division sells an assortment of merchandise, including office supplies, technology products and solutions, business machines and related supplies, facilities products, and office furniture under various brands through its chain of office supply stores. Its North American Business Solutions division sells branded office supplies, technology products, cleaning and breakroom supplies, office furniture, and other solutions, as well as copy and print services to small, medium, and large-sized businesses through a sales force, catalogs, telesales, and Internet sites. The company's International division sells office products and services through direct mail catalogs, contract sales forces, Internet sites, and retail stores through company-owned operations, joint ventures, licensing and franchise agreements, alliances, and other arrangements. As of December 27, 2014, this segment sold it products to customers in 54 countries throughout Europe, Asia/Pacific, and Latin America; and operated 146 retail stores in France, South Korea, Sweden, New Zealand, and Australia. This division also participates under licensing and merchandise arrangements in Latin America, Europe, Israel, and Japan. The company offers its products under various labels, including Office Depot, OfficeMax, Foray, Ativa, TUL, Realspace, WorkPro, Brenton Studio, Highmark, Grand & Toy, and Viking Office Products. Office Depot, Inc. was founded in 1986 and is headquartered in Boca Raton, Florida.

Source: Capital IQ

**Staples, Inc.**

Staples, Inc., together with its subsidiaries, operates office products superstores. It operates through three segments: North American Stores & Online, North American Commercial, and International Operations. The company offers a range of office supplies, business technology products and services, facility and breakroom supplies, computers and mobility products, and office furniture under the Staples, Quill, and other proprietary brands. It also provides copy and print services to its retail and delivery customers, as well as technology services through its EasyTech business. The company sells and delivers office products and services directly to businesses and consumers through its Staples.com and Staples.ca, and Quill.com Websites, as well as through retail stores, contract sales force, and direct mail catalog business. As of January 31, 2015, it operated approximately 1,983 retail stores in the United States, Canada, Finland, Germany, the Netherlands, Norway, Portugal, Sweden, the United Kingdom, Argentina, and Australia; and 109 distribution and fulfillment centers in the United States, Canada, Austria, Denmark, Finland, France, Germany, Italy, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, the United Kingdom, China, Argentina, Brazil, and Australia. Staples, Inc. was founded in 1985 and is headquartered in Framingham, Massachusetts.

**R.R. Donnelley & Sons Company**

R.R. Donnelley & Sons Company provides integrated communications solutions to private and public sector clients in the United States and internationally. The company operates through Publishing and Retail Services, Variable Print, Strategic Services, and International segments. Its product and service offerings include magazines, catalogs, retail inserts, books, directories, and packaging products; commercial and digital print, direct mail, office products, labels, statement printing, and forms; and logistics services, financial print products and related services, print management products, and digital and creative solutions. The company also offers business process outsourcing services, including transactional print and outsourcing services; and global turnkey solutions comprising product configuration, customized kitting, and order fulfillment for technology, medical device, and other companies. It distributes its products to end-users through the United States or foreign postal services; and through retail channels, electronically, or by direct shipment to customer facilities. R.R. Donnelley & Sons Company was founded in 1864 and is based in Chicago, Illinois.

**Quad/Graphics, Inc.**

Quad/Graphics, Inc., together with its subsidiaries, provides print and media solutions in the United States, Europe, and Latin America. It offers print solutions, including retail inserts, publications, catalogs, special interest publications, journals, direct mail, books, directories, in-store marketing, packaging, newspapers, custom products, other commercial and specialty printed products, and paper services; and mailing solutions, postal consultation, delivery optimization and hygiene, delivery monitoring, and tracking services, as well as distribution, logistic, and transportation services. The company provides digital solutions, such as email, image recognition, near-field communication technology, mobile apps, mobile websites, and digital publishing; and brand, campaign, media planning, and placement solutions; and data insights, segmentation, and response analytics. In addition, it offers creative services consisting of concept and design, page layout and production, copywriting, interactive solutions, photography, retouching, and video production and optimization; and workflow solutions comprising content, process, facilities, and color management, as well as digital file processing and proofing. Further, the company is involved in the design, development, manufacture, and servicing of printing-related auxiliary equipment, as well as manufacture of ink. It serves companies that operate in various industries; and retailers, publishers, and direct marketers. Quad/Graphics, Inc. was founded in 1971 and is headquartered in Sussex, Wisconsin.

**Transcontinental Inc.**

Transcontinental Inc. engages in the print and digital media, publishing, and flexible packaging businesses primarily in Canada and the United States. The company operates through Printing and Packaging Sector, and Media Sector segments. The Printing and Packaging Sector segment is involved in the printing of retail flyers, magazines, newspapers, color books, and personalized and mass marketing products; and production of flexible packaging solutions. The Media Sector segment engages in printing and digital publishing in French and English, such as newspapers, educational books, consumer magazines, trade publications, retail promotional content, mass and personalized marketing, mobile, and interactive applications; and operates door-to-door digital distribution services. The company also provides strategic consulting services, such as integrated strategy, strategic planning, and social media strategy; database analytics services comprising database marketing, campaign management and reporting, and analytics; and digital promotions marketing, email marketing, promotional Websites, social media management, specialized sites, digital representation house, and search engine marketing services. Transcontinental Inc. was founded in 1976 and is headquartered in Montreal, Canada.

Source: Capital IQ

**Champion Industries, Inc.**
**Comparative Analysis**
**Valuation as of December 21, 2015**

| Company<br>Symbol-12 Mos. Ended-Exchange | | | Revenues ($000) | Net Income ($000) | Projected Net Income Year One ($000) | Projected Net Income Year Two ($000) | Cash Flow After Tax ($000) | Earnings Before Interest and Taxes ($000) | EBITDA ($000) | Projected EBITDA ($000) | Projected EBITDA ($000) | Analyst's 5 Yr. Estimated Income Growth | Assets Last Quarter ($000) | Debt Last Quarter ($000) | Preferred Equity Last Quarter ($000) | Common Equity Last Quarter ($000) | Weighted Avg. Diluted Shares Outstanding (000) |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **ACCO Brands Corporation*** | | Office Services and Supplies | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| ACCO | Sep-15 | NYSE | 1,558,200 | 100,641 | 85,424 | 87,672 | 146,641 | 189,700 | 235,700 | 235,300 | 229,900 | 11.00% | 2,026,700 | 826,000 | 0 | 561,000 | 112,400 |
| **Cenveo Inc.*** | | Commercial Printing | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| CVO | Sep-15 | NYSE | 1,904,066 | -2,826 | 5,827 | 12,006 | 56,150 | 97,627 | 156,603 | 164,781 | 155,752 | 8.75% | 1,135,715 | 1,241,977 | 0 | -643,752 | 67,783 |
| **Deluxe Corp.*** | | Commercial Printing | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| DLX | Sep-15 | NYSE | 1,757,821 | 226,022 | 226,984 | 240,375 | 263,466 | 360,850 | 398,296 | 439,675 | 471,835 | 9.00% | 1,692,421 | 521,327 | 0 | 720,073 | 49,997 |
| **Ennis Inc.*** | | Commercial Printing | | | **FY2016** | **FY2017** | | | | **FY2016** | **FY2017** | | | | | | |
| EBF | Aug-15 | NYSE | 588,550 | 35,117 | 38,407 | 39,329 | 51,928 | 59,427 | 76,238 | 78,491 | 78,989 | 5.00% | 421,309 | 63,000 | 0 | 293,267 | 25,687 |
| **Office Depot, Inc.** | | Specialty Stores | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| ODP | Sep-15 | NasdaqGS | 14,840,000 | 231,800 | 245,368 | 299,200 | 453,800 | 475,000 | 697,000 | 781,851 | 365,756 | 39.89% | 6,459,000 | 1,523,000 | 0 | 1,580,000 | 544,000 |
| **Staples, Inc.** | | Specialty Stores | | | **FY2016** | **FY2017** | | | | **FY2016** | **FY2017** | | | | | | |
| SPLS | Oct-15 | NasdaqGS | 21,447,360 | 508,657 | 593,491 | 593,491 | 962,153 | 936,003 | 1,389,499 | 1,397,871 | 1,367,886 | 1.03% | 10,318,000 | 1,035,000 | 0 | 5,339,000 | 645,099 |
| **R.R. Donnelley & Sons Company*** | | Commercial Printing | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| RRD | Sep-15 | NasdaqGS | 11,391,500 | 242,685 | 301,738 | 327,320 | 659,985 | 668,969 | 1,086,269 | 1,198,481 | 1,209,746 | 5.17% | 7,470,600 | 3,676,300 | 0 | 648,900 | 204,575 |
| **Quad/Graphics, Inc.*** | | Commercial Printing | | | **FY2015** | **FY2016** | | | | **FY2015** | **FY2016** | | | | | | |
| QUAD | Sep-15 | NYSE | 4,767,200 | 53,018 | 9,736 | 43,628 | 381,718 | 162,200 | 490,900 | 440,875 | 466,517 | 4.00% | 3,123,900 | 1,526,100 | 0 | 450,800 | 47,875 |
| **Transcontinental Inc.*** | | Commercial Printing | | | **FY2016** | **FY2017** | | | | **FY2016** | **FY2017** | | | | | | |
| TCL.A | Oct-15 | TSX | 2,002,200 | 166,442 | 186,354 | 184,005 | 275,842 | 292,056 | 401,456 | 389,750 | 377,285 | 2.15% | 2,113,500 | 384,100 | 0 | 1,016,300 | 78,300 |
| **Mean** | | | | | | | | | | | | **9.55%** | | | | | |
| **Median** | | | | | | | | | | | | 5.17% | | | | | |
| **Harmonic Mean** | | | | | | | | | | | | 3.71% | | | | | |
| **Maximum** | | | | | | | | | | | | 39.89% | | | | | |
| **Minimum** | | | | | | | | | | | | 1.03% | | | | | |
| **Standard Deviation** | | | | | | | | | | | | 11.84% | | | | | |
| **Coefficient of Variation** | | | | | | | | | | | | 1.24 | | | | | |
| **Champion Industries, Inc.** | | | 63,226 | -666 | 243 | 359 | 1,113 | 319 | 2,098 | 2,539 | 2,729 | n/a | 22,906 | 11,959 | 0 | 2,133 | n/a |

* Denotes subset
*Public Company information derived from CapitalIQ

*Chaffe & Associates, Inc.*

Champion Industries, Inc.
Comparative Analysis
Valuation as of December 21, 2015

DRAFT

| Company | Return on Sales | Adjusted ROA: AROA | Adjusted ROA: Profit Margin | Adjusted ROA: Asset Turnover | Adjusted ROE: AROE | Adjusted ROE: % of Earnings to Common | Adjusted ROE: Avg. Equity % of Avg. Assets | Current Ratio | Leverage Ratio | Average Receivables as a % of Sales | Average Receivables Turnover in Days | Average Inventory as a % of COGS | Average Inventory Turnover in Days | Average Payables as a % of COGS | Average Payables Turnover in Days | Sales/ Average Working Capital | Sales/ Average Fixed Assets | Tax Rate |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| ACCO Brands Corporation* | 6.46% | 4.74% | 6.59% | 0.72 | 15.62% | 75.75% | 29.73% | 1.93 | 59.55% | 22.80% | 83.23 | 25.35% | 92.53 | 13.34% | 48.67 | 3.93 | 6.87 | 29.96% |
| Cenveo Inc.* | -0.15% | 5.18% | 3.19% | 1.63 | 0.47% | -4.74% | -51.21% | 1.39 | 207.61% | 13.99% | 51.05 | 9.00% | 32.86 | 14.27% | 52.08 | 13.35 | 7.48 | 39.00% |
| Deluxe Corp.* | 12.86% | 9.92% | 9.49% | 1.05 | 34.14% | 93.58% | 39.37% | 0.51 | 42.00% | 5.45% | 19.91 | 6.19% | 22.60 | 11.98% | 43.73 | -8.59 | 19.84 | 33.07% |
| Ennis Inc.* | 5.97% | 4.66% | 3.83% | 1.22 | 10.57% | 96.87% | 68.68% | 4.33 | 17.68% | 10.96% | 40.01 | 25.51% | 93.09 | 5.51% | 20.12 | 3.59 | 6.61 | 39.00% |
| Office Depot, Inc. | 1.56% | 3.01% | 1.34% | 2.24 | 13.81% | 80.00% | 25.36% | 1.52 | 49.08% | 8.55% | 31.22 | 14.06% | 51.31 | 11.20% | 40.89 | 10.95 | 16.28 | 39.00% |
| Staples, Inc. | 2.37% | 3.45% | 1.74% | 1.98 | 8.95% | 89.09% | 52.55% | 1.64 | 16.24% | 9.17% | 33.45 | 14.23% | 51.95 | 13.34% | 48.69 | 10.48 | 13.00 | 39.00% |
| R.R. Donnelley & Sons Company* | 2.13% | 4.31% | 2.85% | 1.52 | 31.43% | 57.76% | 10.27% | 1.30 | 85.00% | 18.56% | 67.75 | 7.27% | 26.52 | 13.58% | 49.58 | 13.88 | 7.39 | 37.19% |
| Quad/Graphics, Inc.* | 1.11% | 2.83% | 2.19% | 1.29 | 6.34% | 44.64% | 22.62% | 1.41 | 77.20% | 14.73% | 53.76 | 9.08% | 33.15 | 9.57% | 34.92 | 13.41 | 2.58 | 26.77% |
| Transcontinental Inc.* | 8.31% | 5.46% | 5.64% | 0.97 | 18.41% | 93.43% | 43.67% | 1.26 | 27.43% | 18.45% | 67.36 | 6.57% | 23.98 | 8.71% | 31.79 | 24.54 | 3.53 | 39.00% |
| **Mean** | 4.51% | 4.84% | 4.10% | 1.40 | 15.53% | 69.60% | 26.78% | 1.70 | 64.64% | 13.63% | 49.75 | 13.03% | 47.56 | 11.28% | 41.16 | 9.50 | 9.29 | 35.78% |
| **Median** | 2.37% | 4.66% | 3.19% | 1.29 | 13.81% | 80.00% | 29.73% | 1.41 | 49.08% | 13.99% | 51.05 | 9.08% | 33.15 | 11.98% | 43.73 | 10.95 | 7.39 | 39.00% |
| **Harmonic Mean** | n/a | 4.27% | 2.87% | 1.25 | 3.29% | n/a | n/a | 1.29 | 36.72% | 11.37% | 41.48 | 10.06% | 36.81 | 10.38% | 37.88 | n/a | 6.31 | 35.15% |
| **Maximum** | 12.86% | 9.92% | 9.49% | 2.24 | 34.14% | 96.87% | 68.68% | 4.33 | 207.61% | 22.80% | 83.23 | 25.51% | 93.09 | 14.27% | 52.08 | 24.54 | 19.84 | 39.00% |
| **Minimum** | -0.15% | 2.83% | 1.34% | 0.72 | 0.47% | -4.74% | -51.21% | 0.51 | 16.24% | 5.45% | 19.91 | 6.19% | 22.60 | 5.51% | 20.12 | -8.59 | 2.58 | 26.77% |
| **Standard Deviation** | 4.22% | 2.12% | 2.67% | 0.49 | 11.12% | 32.98% | 34.00% | 1.06 | 58.87% | 5.62% | 20.51 | 7.61% | 27.78 | 2.87% | 10.48 | 9.16 | 5.63 | 4.69% |
| **Coefficient of Variation** | 0.93 | 0.44 | 0.65 | 0.35 | 0.72 | 0.47 | 1.27 | 0.62 | 0.91 | 0.41 | 0.41 | 0.58 | 0.56 | 0.25 | 0.25 | 0.96 | 0.63 | 0.13 |
| **Champion Industries, Inc.** | -1.05% | 1.36% | 0.51% | 2.70 | -24.95% | -140.98% | 11.38% | 1.17 | 84.86% | 14.67% | 53.56 | 8.60% | 31.40 | n/a | n/a | -33.19 | 7.11 | 0.00% |

* Denotes subset

Return on Sales = Net Income / Revenue
Average Return on Assets ("AROA") = Profit Margin x Asset Turnover
Profit Margin = [(Net Income + Minority Interest Income + Interest Expense) x (1- Tax Rate)] / Revenue
Asset Turnover = Revenue / [(Current Total Assets+Total Assets last year) / 2 ]
Average Return on Equity ("AROE") = (Net Income - Preferred Dividends) / [(Current Shareholders' Equity +Shareholders' Equity last year) / 2 ]
Percent of Earnings to Common = (Net Income - Preferred Dividends) / [(Net Income + Interest Expense) x (1-Tax Rate)]
Average Equity as a percentage of average assets = [(Current Shareholders' Equity +Shareholders' Equity last year) / 2 ] / [(Current Total Assets+Total Assets last year) / 2]
Current Ratio = Current Assets / Current Liabilities
Leverage Ratio = Long-term Debt / (Long-term Debt +Preferred Equity +Common Equity)

Average Receivables as a percentage of Sales = [(Current Accounts Receivable +Accounts Receivable last year) / 2 ] / Revenue
Average Receivables Turnover in Days = Average Receivables as a percentage of Sales x 365
Average Inventory as a percentage of Cost of Goods Sold = [(Current Inventory + Inventory last year) /2 ] / Cost of Goods Sold
Average Inventory Turnover in Days = Average Inventory as a percentage of Cost of Goods Sold x 365
Average Payables as a percentage of Cost of Goods Sold = [(Current Accounts Payable +Accounts Payable last year) / 2 ] / Cost of Goods Sold
Average Payables Turnover in Days = Average Payables as a percentage of Cost of Goods Sold x 365
Sales to Average Working Capital = Revenue / [(Current Assets - Current Liabilities + Current Assets last year - Current Liabilities last year) /2]
Sales to Average Fixed Assets = Revenue / [(Current Net Fixed Assets + Net Fixed Assets last year) /2]
Tax Rate = Effective Income Tax Rate after normalizing adjustments

*Public Company information derived from CapitalIQ

*Chaffe & Associates, Inc.*

Champion Industries, Inc.
Comparative Analysis
Valuation as of December 21, 2015

Exhibit B, p. 5

**DRAFT**

| Company | Stock Price | 52-wk stock High | 52-wk stock Low | Common Market Capital. ($000) | Long-Term Debt / Ent. Val. | Dividend Yield | Dividend Payout % |
|---|---|---|---|---|---|---|---|
| ACCO Brands Corporation* | 7.52 | 9.20 | 6.80 | 845,248 | 49.42% | 0.00% | 0.00% |
| Cenveo Inc.* | 0.99 | 2.70 | 0.95 | 67,105 | 94.87% | 0.00% | 0.00% |
| Deluxe Corp.* | 54.62 | 69.77 | 51.61 | 2,730,809 | 16.03% | 2.20% | 26.54% |
| Ennis Inc.* | 19.34 | 20.94 | 12.51 | 496,781 | 11.25% | 3.62% | 51.20% |
| Office Depot, Inc. | 5.33 | 9.77 | 5.24 | 2,899,520 | 34.44% | 0.00% | 0.00% |
| Staples, Inc. | 9.39 | 19.40 | 9.03 | 6,057,480 | 14.59% | 5.11% | 60.88% |
| R.R. Donnelley & Sons Company* | 14.65 | 20.22 | 14.19 | 2,997,024 | 55.09% | 7.10% | 87.67% |
| Quad/Graphics, Inc.* | 9.61 | 24.13 | 8.44 | 460,079 | 76.84% | 12.49% | 108.36% |
| Transcontinental Inc.* | 17.26 | 21.85 | 13.18 | 1,351,458 | 22.13% | 3.94% | 31.99% |
| Mean | | | | 1,989,500 | 41.63% | 3.83% | 40.74% |
| Median | | | | 1,351,458 | 34.44% | 3.62% | 31.99% |
| Harmonic Mean | | | | 405,016 | 25.29% | n/a | n/a |
| Maximum | | | | 6,057,480 | 94.87% | 12.49% | 108.36% |
| Minimum | | | | 67,105 | 11.25% | 0.00% | 0.00% |
| Standard Deviation | | | | 1,901,335 | 29.70% | 4.09% | 39.60% |
| Coefficient of Variation | | | | 0.96 | 0.71 | 1.07 | 0.97 |

| Company | Price to Earnings | Price to Projected Earnings First Year | Price to CFAT | Price to Common Equity | Total Enterprise Value (Debt Plus Equity Cap.) ($000) | Enterprise Val. to EBITDA | Enterprise Val. to Projected EBITDA First Year | Enterprise Val. to Revenue |
|---|---|---|---|---|---|---|---|---|
| ACCO Brands Corporation* | 8.40 | 9.89 | 5.76 | 1.51 | 1,671,248 | 7.09 | 7.10 | 1.07 |
| Cenveo Inc.* | NM | 11.52 | 1.20 | NM | 1,309,082 | 8.36 | 7.94 | 0.69 |
| Deluxe Corp.* | 12.08 | 12.03 | 10.36 | 3.79 | 3,252,136 | 8.17 | 7.40 | 1.85 |
| Ennis Inc.* | 14.15 | 12.93 | 9.57 | 1.69 | 559,781 | 7.34 | 7.13 | 0.95 |
| Office Depot, Inc. | 12.51 | 11.82 | 6.39 | 1.84 | 4,422,520 | 6.35 | 5.66 | 0.30 |
| Staples, Inc. | 11.91 | 10.21 | 6.30 | 1.13 | 7,092,480 | 5.10 | 5.07 | 0.33 |
| R.R. Donnelley & Sons Company* | 12.35 | 9.93 | 4.54 | 4.62 | 6,673,324 | 6.14 | 5.57 | 0.59 |
| Quad/Graphics, Inc.* | 8.68 | 47.26 | 1.21 | 1.02 | 1,986,179 | 4.05 | 4.51 | 0.42 |
| Transcontinental Inc.* | 8.12 | 7.25 | 4.90 | 1.33 | 1,735,558 | 4.32 | 4.45 | 0.87 |
| Mean | 11.02 | 14.76 | 5.58 | 2.12 | | 6.32 | 6.09 | 0.78 |
| Median | 12.00 | 11.52 | 5.76 | 1.60 | | 6.35 | 5.66 | 0.69 |
| Harmonic Mean | 10.58 | 11.38 | 3.24 | 1.64 | | 5.94 | 5.84 | 0.58 |
| Maximum | 14.15 | 47.26 | 10.36 | 4.62 | | 8.36 | 7.94 | 1.85 |
| Minimum | 8.12 | 7.25 | 1.20 | 1.02 | | 4.05 | 4.45 | 0.30 |
| Standard Deviation | 2.28 | 12.30 | 3.16 | 1.34 | | 1.58 | 1.32 | 0.48 |
| Coefficient of Variation | 0.21 | 0.83 | 0.57 | 0.63 | | 0.25 | 0.22 | 0.62 |

* Denotes subset
Source: Capital IQ

*Chaffe & Associates, Inc.*

DRAFT

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Comparable Company Analysis**

**All Comparable Public Companies**

| | Median (1) Peer Multiple | Control Values: (Exhibit A) Control 07/31/15 | Marketable Value Indication | Weighting Percentage | Weighted Value |
|---|---|---|---|---|---|
| Price/Earnings ("PE") | 12.00 | (666,005) | (7,992,060) | 0.00% | - |
| Price/Projected Earnings | 11.52 | 243,262 | 2,802,378 | 20.00% | 560,476 |
| Price/Cash Flow After Tax | 5.76 | 1,112,899 | 6,410,298 | 10.00% | 641,030 |
| Price/Equity | 1.60 | 2,133,107 | 3,412,971 | 20.00% | 682,594 |
| Enterprise Val./EBITDA (2) | 6.35 | 2,098,199 | 1,364,880 | 25.00% | 341,220 |
| Price/Cash Flow After Tax - 12/31/16 | 5.53 | 1,793,262 | 9,916,739 | 10.00% | 991,674 |
| Enterprise Val./EBITDA - 12/31/16 (3) | 5.66 | 2,539,094 | 2,412,588 | 15.00% | 361,888 |
| | | | Sum: | 100.00% | 3,578,882 |
| Less: size and growth discount, see Exhibit H | | | | 31.08% | 1,112,316 |
| | | | | | 2,466,565 |
| Plus: Control Premium (4) | | | | 9.93% | 245,012 |
| **Comparable company value indications, values to Exhibit G** | | | | | 2,711,577 |

**Justification for size and growth discount**

| *Guideline Public Companies (Figures, except multiples, in Thousands)* | Revenues |
|---|---|
| Maximum | 21,447,360 |
| Median | 2,002,200 |
| Minimum | 588,550 |
| Champion Industries, Inc. | 63,226 |
| Guideline Median to Champion Industries, Inc. Ratio | 31.67 |

**Selected Subset of Comparable Public Companies (denoted by *)**

| Commercial Printing | Median (1) Peer Multiple | (Exhibit A) Control 07/31/15 | Marketable Value Indication | Weighting Percentage | Weighted Value |
|---|---|---|---|---|---|
| Price/Earnings ("PE") | 10.38 | (666,005) | (6,913,132) | 0.00% | - |
| Price/Projected Earnings--2016 | 11.52 | 243,262 | 2,802,378 | 20.00% | 560,476 |
| Price/Cash Flow After Tax | 4.90 | 1,112,899 | 5,453,205 | 10.00% | 545,321 |
| Price/Equity | 1.60 | 2,133,107 | 3,412,971 | 20.00% | 682,594 |
| Enterprise Val./EBITDA (2) | 7.09 | 2,098,199 | 2,917,547 | 25.00% | 729,387 |
| Price/Cash Flow After Tax - 12/31/16 | 5.44 | 1,793,262 | 9,752,028 | 10.00% | 975,203 |
| Enterprise Val./EBITDA - 12/31/16 (3) | 7.10 | 2,539,094 | 6,075,552 | 15.00% | 911,333 |
| | | | Sum: | 100.00% | 4,404,313 |
| Less: size and growth discount, see Exhibit | | | | 31.08% | 1,368,860 |
| | | | | | 3,035,452 |
| Plus: Control Premium (4) | | | | 9.93% | 301,522 |
| **Comparable company value indications, values to Exhibit G** | | | | | 3,336,974 |

**Justification for size and growth discount**

| *Guideline Public Companies (Figures, except multiples, in Thousands)* | Revenues |
|---|---|
| Maximum | 11,391,500 |
| Median | 1,904,066 |
| Minimum | 588,550 |
| Champion Industries, Inc. | 63,226 |
| Guideline Median to Champion Industries, Inc. Ratio | 30.12 |

**Ratios**

| *Champion Industries, Inc. 's resulting pricing multiples* | All | Subset |
|---|---|---|
| Price/Earnings | NMF | NMF |
| Price/CFAT | 2.44 | 3.00 |
| Price/Revenue | 0.04 | 0.05 |
| Price/Equity | 1.27 | 1.56 |
| Enter. Val./EBITDA | 6.99 | 7.29 |
| Enter. Val./Revenue | 0.23 | 0.24 |

Chaffe & Associates, Inc.

(1) From Exhibit B, page 5
(2) 'Enterprise Val.' figures are adjusted to an equity value by subtracting the company's long-term debt of $11,958,684.
(3) 'Enterprise Val.' figures are adjusted to an equity value by subtracting the company's projected, long-term debt of $11,958,684.
(4) Per Factset Mergerstat Control Premium Study R.R. Donnelley & Sons Co./Consolidated Graphics Control Premium--Effective Date 1/31/14

| Control Premium Term | |
|---|---|
| 1 month | 18.30% |
| 1 week | 8.70% |
| 1 day | 2.80% |
| Average | 9.93% |

Champion Industries, Inc.
Valuation as of December 21, 2015
Industry Transaction Analysis
(SIC Code(s): 2750)

Exhibit C

**DRAFT**

| Date | Seller | Buyer | Seller Description | Equity Price | Enterprise Val. | Long-Term Debt | Price to Earnings | Price to CFAT | Price to Equity | Enterprise Val. to EBITDA | Enterprise Val. to Revenue | Source |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 11/18/15 | PSI Systems, Inc. | Stamps.com Inc. | PSI Systems, Inc., doing business as Endicia, provides online postage and shipping solutions. It offers starter kit bundles; labels; thermal printers and label makers; mailing/shipping scales and barcode scanners; and the United States Postal Service (USPS) and office supplies for online sellers, warehouse shippers, and office and home mailers. The company was founded in 1982 and is based in Palo Alto, California. | 215,000,000 | 215,000,000 | - | n/a | n/a | n/a | n/a | 3.64 | Capital IQ |
| 08/12/15 | n/a | n/a | Offset Printing, Large-Format Digital Printing & Prototypes | 5,000,000 | 6,000,000 | - | 5.13 | 4.86 | 4.85 | 4.78 | 0.62 | Pratt's Stats |
| 03/02/15 | Datamax-O'Neil Corporation | Honeywell Imaging and Mobility, Inc. | Datamax-O'Neil Corporation designs, manufactures, and markets stationary, portable and mobile label, and receipt printing solution products. It offers printers that range from mobile printers and vehicle-mounted label printers, compact desktop, and midrange thermal printers to specialty-application and RFID printers. It offers stationary and portable printers; printer management software for supply chain, manufacturing, healthcare, RFID, and other applications; NETira, a printing solution; and utility software, emulation software, remote management software, drivers, label creation software, and MCL software solutions. The company has a strategic alliance with PeopleNet. Datamax-O'Neil Corporation was formerly known as Datamax Corporation and changed its name to Datamax-O'Neil Corporation in June 2009. The company was founded in 1977 and is based in Orlando, Florida with additional offices in the United Kingdom, Sweden, China, Australia, Brazil, Mexico, and internationally. It has facilities in California, Illinois, France, and Singapore, as well as sales and technical support offices worldwide. | 185,000,000 | 185,000,000 | - | n/a | n/a | n/a | n/a | 1.37 | Capital IQ |
| 02/28/14 | n/a | n/a | Print Shop | 1,099,000 | 1,099,000 | - | 18.43 | 17.68 | | 17.54 | 0.56 | Pratt's Stats |
| 02/21/14 | Tufco Technologies Inc. | Griffin Holdings LLC | Tufco Technologies, Inc. provides contract manufacturing and specialty printing services; and supplies value-added custom paper products in the United States. Its services include wide web flexographic printing, wet wipe converting, hot melt adhesive laminating, folding, integrated downstream packaging, and quality and microbiological process management. The company operates in two segments, Contract Manufacturing and Business Imaging. The Contract Manufacturing segment manufactures products from various materials, such as polyethylene films, nonwovens, papers, and tissues. In addition, Business Imaging segment offers a range of paper grades, including weights of bond paper, thermal imaging papers, and fine vellums; and various products for the restaurant market, such as children's placemats, crayons, and guest checks. Tufco Technologies, Inc. was founded in 1974 and is based in Green Bay, Wisconsin. | 26,155,310 | 27,815,310 | 1,660,000 | n/m | n/m | 0.82 | 4.67 | 0.26 | Capital IQ |
| 01/31/14 | Consolidated Graphics, Inc. | R.R. Donnelley & Sons Company | Consolidated Graphics, Inc., together with its subsidiaries, provides general commercial printing and print-related services in the United States and internationally. The company's services include traditional print services, such as electronic prepress, digital and offset printing, finishing, and storage and delivery of custom manufactured printed documents; and fulfillment and mailing services for such printed materials. The company's customers include national and local corporations operating in a range of industries, as well as advertising agencies, graphic design firms, catalog retailers, direct mail marketers, state and local governments and quasi-governmental agencies, educational institutions, not-for-profit associations, and political campaign organizations. Consolidated Graphics, Inc. was founded in 1985 and is headquartered in Houston, Texas. | 600,587,210 | 698,127,210 | 97,540,000 | 19.89 | 6.06 | 2.03 | 5.47 | 0.67 | Capital IQ |
| 11/05/13 | OfficeMax Incorporated | Office Depot, Inc. | OfficeMax Incorporated, together with its subsidiaries, distributes business-to-business and retail office products. The company's Retail segment markets and sells office supplies and paper, print and document services, technology products and solutions, office furniture, and facilities products to small and medium-sized businesses and consumers through a network of retail stores. Its Contract segment markets and sells office supplies and paper, technology products and solutions, office furniture, facilities products, and print and document services directly to large corporate and government offices, as well as to small and medium-sized offices through field salespeople, outbound telesales, catalogs, internet, and office products stores. OfficeMax Incorporated was founded in 1913 and is headquartered in Naperville, Illinois. | 1,173,264,940 | 2,144,454,940 | 971,190,000 | 2.83 | 2.45 | 1.17 | 14.62 | 0.31 | Capital IQ |
| 01/16/13 | Vertis Holdings, Inc. | Quad/Graphics, Inc. | Vertis Holdings, Inc., through its subsidiaries, operates as an advertising and marketing services company. It produces insert advertising programs, television listing magazines, comics, and special supplements for the United States newspapers. The company also offers design, development, and production of personalized and data-driven direct mail, and provides database solutions and response management services, and one-to-one digital printing and marketing services. In addition, it offers outsourced, digital premedia, and content management services to retailers, advertising agencies, consumer product companies, and provides software products and related services to the advertising agency, cable, satellite, and terrestrial broadcast industries in the United States and internationally. Vertis Holdings, Inc. was incorporated in 1997 and is based in Baltimore, Maryland. | 267,000,000 | 267,000,000 | - | n/m | n/m | 3.64 | n/m | 0.22 | Capital IQ |
| **Mean** | | | | 309,263,308 | 443,062,058 | 133,798,750 | 11.57 | 7.76 | 2.50 | 9.41 | 0.96 | |
| **Median** | | | | 200,000,000 | 200,000,000 | - | 11.78 | 5.46 | 2.03 | 5.47 | 0.60 | |
| Maximum | | | | 1,173,264,940 | 2,144,454,940 | 971,190,000 | 19.89 | 17.68 | 4.85 | 17.54 | 3.64 | |
| Minimum | | | | 1,099,000 | 1,099,000 | - | 2.83 | 2.45 | 0.82 | 4.67 | 0.22 | |
| Standard Deviation | | | | 400,814,453 | 723,896,856 | 340,065,115 | 8.84 | 6.78 | 1.71 | 6.16 | 1.14 | |
| **Coefficient of Variation** | | | | 1.30 | 1.63 | 2.54 | 0.76 | 0.87 | 0.68 | 0.66 | 1.19 | |

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Transaction Analysis**

**Exhibit C, p. 2**

# DRAFT

**All Transactions**

| | Median (1) Peer Multiple | Control Values: (Exhibit A) Control 07/31/15 | Control Values: Marketable Value Indication | Control Values: Weighting Percentage | Control Values: Weighted Value |
|---|---|---|---|---|---|
| Price/Earnings ("PE") | 11.78 | (666,005) | (7,845,539) | 0.00% | - |
| Price/Cash Flow After Tax | 5.46 | 1,112,899 | 6,076,429 | 20.00% | 1,215,286 |
| Price/Equity | 2.03 | 2,133,107 | 4,330,207 | 30.00% | 1,299,062 |
| Enterprise Val./EBITDA (2) | 5.47 | 2,098,199 | (481,535) | 0.00% | - |
| Price/Projected Earnings - 12/31/16 | 11.78 | 243,262 | 2,865,626 | 10.00% | 286,563 |
| Price/Cash Flow After Tax - 12/31/16 | 5.46 | 1,793,262 | 9,791,210 | 10.00% | 979,121 |
| Enterprise Value/EBITDA - 12/31/16 (3) | 5.47 | 2,539,094 | 1,930,160 | 30.00% | 579,048 |
| | | | Sum: | 100.00% | 4,359,080 |
| Less: size and growth discount | | | | 31.08% | 1,354,802 |
| Subtotal | | | | | 3,004,278 |
| **Transaction Value Indications, values to Exhibit G** | | | | | **3,004,278** |

**Ratios**

| **Champion Industries, Inc. multiples** | All Transactions |
|---|---|
| Price/Earnings | -4.51 |
| Price/Cash Flow After Tax | 2.70 |
| Price/Revenue | 0.05 |
| Price/Equity | 1.41 |
| Enterprise Val./EBITDA | 7.13 |
| Enterprise Val./Revenue | 0.24 |

(1) Calculated from Exhibit C page 1

*Chaffe & Associates, Inc.*

(2) 'Enterprise Val.' figures are adjusted to an equity value by subtracting the company's long-term debt of $11,958,684.

(3) 'Enterprise Val.' figures are adjusted to an equity value by subtracting the company's projected, long-term debt of $11,958,684.

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Discounted Cash Flow Model - Control Value**

Exhibit D

# DRAFT

**Projected Financial Information**

| | 07/31/15 | 12/31/16 | 12/31/17 | 12/31/18 | 12/31/19 | TERMINAL* |
|---|---|---|---|---|---|---|
| Revenue | 63,226,324 | 65,066,631 | 67,018,630 | 69,029,189 | 71,100,064 | 73,233,066 |
| Cost of Revenue | 47,294,672 | 49,354,537 | 50,835,173 | 52,360,228 | 53,931,035 | 55,548,966 |
| Gross Profit | 15,931,652 | 15,712,094 | 16,183,457 | 16,668,961 | 17,169,029 | 17,684,100 |
| *Gross Margin* | 25.20% | 24.15% | 24.15% | 24.15% | 24.15% | 24.15% |
| Gen. & Admin. Expenses | 15,612,357 | 14,723,000 | 15,004,690 | 15,454,831 | 15,918,476 | 16,396,030 |
| | | | | | | - |
| Operating Income | 319,295 | 989,094 | 1,178,767 | 1,214,130 | 1,250,554 | 1,288,070 |
| Other Income (Expenses) | - | - | - | - | - | - |
| Interest Expense | (965,300) | (590,304) | (590,304) | (590,304) | (590,304) | - |
| Net Before Taxes | (666,005) | 398,790 | 588,463 | 623,826 | 660,250 | 1,288,070 |
| Income Taxes | - | 155,528 | 229,501 | 243,292 | 257,497 | 502,347 |
| Net Income | (666,005) | 243,262 | 358,962 | 380,534 | 402,752 | 785,723 |
| Depreciation & Amortization | 1,778,904 | 1,550,000 | 1,550,000 | 1,550,000 | 1,550,000 | 1,550,000 |
| CFAT | 1,112,899 | 1,793,262 | 1,908,962 | 1,930,534 | 1,952,752 | 2,335,723 |
| Interest Expense (tax affected) | 601,033 | 360,085 | 360,085 | 360,085 | 360,085 | n/a |
| Net Cash Flow to Invested Capital | 1,713,932 | 2,153,347 | 2,269,048 | 2,290,619 | 2,312,838 | 2,335,723 |

**Change in Working Capital**

| | 07/31/15 | 12/31/16 | 12/31/17 | 12/31/18 | 12/31/19 | TERMINAL* |
|---|---|---|---|---|---|---|
| Current Assets | 14,346,972 | 14,764,564 | 15,207,501 | 15,663,726 | 16,133,638 | 16,617,647 |
| Less: Current Liabilities | (12,295,488) | (12,653,369) | (13,032,970) | (13,423,959) | (13,826,677) | (14,241,478) |
| Working Capital Requirements | 2,051,484 | 2,111,196 | 2,174,532 | 2,239,768 | 2,306,961 | 2,376,170 |
| Working Capital as a percentage of Revenue | 3.24% | 3.24% | 3.24% | 3.24% | 3.24% | 3.24% |

**Cash Flow Calculations**

| | 12/31/16 | 12/31/17 | 12/31/18 | 12/31/19 | TERMINAL* |
|---|---|---|---|---|---|
| Net Cash Flow to Invested Capital | 2,153,347 | 2,269,048 | 2,290,619 | 2,312,838 | 2,335,723 |
| Less: Capital Expenditures | (1,500,000) | (1,500,000) | (1,500,000) | (1,500,000) | (1,647,744) |
| Less: Change in Working Capital | (59,712) | (63,336) | (65,236) | (67,193) | (69,209) |
| Available Cash Flow | 593,635 | 705,712 | 725,383 | 745,645 | 618,770 |
| Undiscounted Terminal Value | | | | | 17,489,938 |
| Present Value | 570,010 | 623,956 | 589,118 | 554,970 | 12,454,364 |
| Present Value Factor | 0.96 | 0.88 | 0.81 | 0.74 | 0.71 |

**Control Value Indication**

| | |
|---|---|
| Enterprise Value | 14,792,417 |
| Less: Long-Term Debt | (11,958,684) |
| **Control Value** | **2,833,733** |

| **Assumptions** | 12/31/16 | 12/31/17 | 12/31/18 | 12/31/19 | TERMINAL* |
|---|---|---|---|---|---|
| MCAPM | 31.14% | 28.31% | 26.42% | 24.86% | 15.38% |
| Beta | 3.67 | 3.22 | 2.91 | 2.66 | 1.13 |
| WACC | 8.46% | 8.74% | 8.99% | 9.25% | n/a |
| Growth Rates | | | | | |
| Revenue | 2.91% | 3.00% | 3.00% | 3.00% | 3.00% |
| Cost of Revenue | 4.36% | 3.00% | 3.00% | 3.00% | 3.00% |
| Gen. & Admin. Expenses | -5.70% | 1.91% | 3.00% | 3.00% | 3.00% |
| Depreciation & Amortization | -12.87% | 0.00% | 0.00% | 0.00% | 0.00% |
| Interest Expense | -40.09% | 0.00% | 0.00% | 0.00% | n/a |
| Capital Expenditures | 30.36% | 0.00% | 0.00% | 0.00% | n/a |
| Current Assets | 2.91% | 3.00% | 3.00% | 3.00% | 3.00% |
| Current Liabilities | 2.91% | 3.00% | 3.00% | 3.00% | 3.00% |
| Income Tax Rate | 39.0% | 39.0% | 39.0% | 39.0% | 39.0% |

**Sensitivity Analysis**

| | CAPM | WACC | Beta | Equity Value | Terminal Enterprise Value | Implied Terminal Value EBITDA Multiple |
|---|---|---|---|---|---|---|
| +1.00% | 34.02% | 8.49% | 3.98 | 2,517,103 | 17,098,567 | 6.02x |
| +0.50% | 32.57% | 8.48% | 3.82 | 2,668,862 | 17,286,666 | 6.09x |
| 0.00% | 31.14% | 8.46% | 3.67 | 2,833,733 | 17,489,938 | 6.16x |
| -0.50% | 29.73% | 8.44% | 3.53 | 3,013,408 | 17,710,296 | 6.24x |
| -1.00% | 28.35% | 8.41% | 3.39 | 3,209,877 | 17,949,999 | 6.32x |

* "The terminal value is discounted back to a present value at the percent value discount rate (k) for the *n* periods, the same number of periods for which the final increment of the discrete projection period was discounted. This is because the terminal value is the value *at the beginning* of the time immediately following the discrete projection period. This is exactly the same point in time as *the end* of the discrete projection period. (A common error is to discount the terminal value for *n*+1 periods instead of *n* periods.)" (Pratt, Shannon, Robert Reilly, and Robert Schweihs. Valuing a Business, The Analysis and Appraisal of Closely Held Companies. 4th ed. New York: McGraw-Hill, 2000: 218-9.) The final projection period is discounted back using a midyear convention. The terminal value is discounted back at the end of the last discrete projection period.

** Champion Industries, Inc. Is taxed at the entity level.

*** Available Cash Flow in Terminal Year / (Discount Rate - Growth Rate)

*Chaffe & Associates, Inc.*

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Discounted Cash Flow Model**
Weighted Average Cost of Debt

**Exhibit D, p. 2**

# DRAFT

| Long-Term Debt | | | | |
|---|---|---|---|---|
| Description | Balance | Rate | Percentage of Debt | Weighted Rate |
| Term Note A | 8,900,000 | 5.50% | 74.42% | 4.09% |
| Note to shareholders | 2,500,000 | 3.25% | 20.91% | 0.68% |
| Installment Note ot Bank | 558,684 | 3.50% | 4.67% | 0.16% |
| Other | - | 4.08% | 0.00% | 0.00% |
| Total | 11,958,684 | | 100.00% | |
| Weighted Average | | | | 4.94% |
| Effective Tax Rate | | | | 39.00% |
| Weighted average rate of Debt | | | | 3.01% |

## Computation of Equity Rate

To compute an equity discount rate, Chaffe began with the risk free rate as of the Valuation Date. Chaffe then adjusted this rate for the risk associated with Champion Industries, Inc. 's industry. Chaffe used the Standard Industrial Classification 2750, Commercial printing, as it is the most similar to Champion Industries, Inc. 's. Chaffe then adjusted the discount rate for the comparative smaller size of Champion Industries, Inc. to that of the public companies used to calculate the industry Beta. Finally, Chaffe adjusted the discount rate for specific risk factors related to Champion Industries, Inc. .

## Components of Discount Rate

| | |
|---|---|
| Risk free rate (20-year Treasury Bond) on 12/21/15 | 2.55% |
| S&P 500 Market Risk | 6.21% |
| Unlevered 5 Year Median Beta of Peers - Exhibit D, p. 4 | 1.13 |
| Ibbotson Size Premium (1) | 5.78% |
| Company Specific Risk | see below |

## Company Specific Risk Factor(s)

| | Control Rate |
|---|---|
| Uncertainties-Expected Holding Period | - |
| General Illiquidity of Investment | - |
| Lack of Expected Interim Cash Flow | - |
| Uncertainties of Expected Interim CF | - |
| Potential for Adverse Cash Flow | - |
| Potential for Unfavorable Exit | - |
| Unattractiveness of Investment | - |
| Right of 1st Refusal Limiting Transfer | - |
| Lack of Diversification | - |
| Asset Mix / Asset Base | - |
| Risk of Future Investment Strategies | - |
| Unlikely Candidate for Merger/IPO | - |
| Restrictions on Use of Loan Collateral | - |
| Small Shareholder Base | - |
| Operating history, volatility of revenues and earnings | - |
| Lack of management depth | - |
| Lack of access to capital resources | - |
| Over reliance on key persons | - |
| Lack of geographical diversification | - |
| Lack of customer diversification | - |
| Lack of product and market development resources | - |
| Over reliance on vendors/suppliers | - |
| Limitations on distribution system | - |
| Lack of purchasing power and economies of scale | - |
| Adjustment for Large Size of Entity | - |
| Additional Size | - |
| Control Premium | - |
| S Corp/LLC Premium* | - |
| Total Company Specific Risk | 0.00% |

(1) Morningstar's Ibbotson SBBI 2015 Valuation Yearbook: Size Premium (Return in Excess of CAPM) for decile 10.

Champion Industries, Inc.
Valuation as of December 21, 2015
Discounted Cash Flow Model - Calculation of Beta

Exhibit D, p. 4

**DRAFT**

| Company Name | Ticker | 5 Year Beta | Debt Last Quarter | Common Market Capital | Debt/Equity | Adj. Tax Rate | Unlevered Beta |
|---|---|---|---|---|---|---|---|
| ACCO Brands Corporation* | ACCO | 2.12 | 826,000 | 845,248 | 0.98 | 29.96% | 1.26 |
| Cenveo Inc.* | CVO | 1.63 | 1,241,977 | 67,105 | 18.51 | 39.00% | 0.13 |
| Deluxe Corp.* | DLX | 1.56 | 521,327 | 2,730,809 | 0.19 | 33.07% | 1.39 |
| Ennis Inc.* | EBF | 1.22 | 63,000 | 496,781 | 0.13 | 39.00% | 1.13 |
| Office Depot, Inc. | ODP | 2.78 | 1,523,000 | 2,899,520 | 0.53 | 39.00% | 2.10 |
| Staples, Inc. | SPLS | 1.40 | 1,035,000 | 6,057,480 | 0.17 | 39.00% | 1.27 |
| R.R. Donnelley & Sons Company* | RRD | 1.77 | 3,676,300 | 2,997,024 | 1.23 | 37.19% | 1.00 |
| Quad/Graphics, Inc.* | QUAD | 1.67 | 1,526,100 | 460,079 | 3.32 | 26.77% | 0.49 |
| Transcontinental Inc.* | TCL.A | 1.04 | 384,100 | 1,351,458 | 0.28 | 39.00% | 0.89 |
| **Mean** | | 1.69 | | | | | 1.07 |
| **Median** | | **1.63** | | | | | **1.13** |
| **Max** | | 2.78 | | | | | 2.10 |
| **Min** | | 1.04 | | | | | 0.13 |

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Leveraged Buyout Model**

**Exhibit E**

# DRAFT

| | | | | |
|---|---|---|---|---|
| **Asset Base** | | | | |
| Accounts Receivable | 9,041,791 | 85% | 7,685,522 | |
| Inventory | 4,166,780 | 65% | 2,708,407 | |
| Machinery/Equipment | 33,528,879 | 75% | 25,146,659 | |
| Real Estate | 5,934,307 | 60% | 3,560,584 | |
| | Max secured principal amount | | 39,101,173 | |
| **Senior Debt** | | | **Control** | |
| Prime Rate = 3.50% | | | | |
| Term = 7 years | | | | |
| Interest rate = Prime Rate + 3.00% = 6.50% | | | | |
| Payment based on collateral (a) | | | 7,129,370 | |
| EBITDA for 07/31/15 | | | 2,098,199 | |
| Max P & I on senior debt at coverage of 1.50 (b) | | | 1,398,799 | |
| Principal | | | 7,671,743 | |
| P & I annual payment (lesser of (a) or (b) above) | | | 1,398,799 | |
| Interest Rate | | | 6.50% | |
| **Subordinated Debt** | | | | |
| Term loan over 5 years | | | | |
| Interest rate = Prime + 11.75% = 15.25% | | | | |
| EBITDA for 07/31/15 | | | 2,098,199 | |
| Less: P & I on senior debt | | | 1,398,799 | |
| Cash Flow available for subordinated debt | | | 699,400 | |
| Max P & I on senior debt at coverage of 2.00 | | | 349,700 | |
| Principal | | | 1,165,343 | |
| P & I annual payment | | | 349,700 | |
| Interest Rate | | | 15.25% | |
| **Resulting Capital Structure** | | | | |
| Senior Debt | | | 7,671,743 | 52.09% |
| Subordinated Debt | | | 1,165,343 | 7.91% |
| Equity | | | 5,891,390 | 40.00% |
| Enterprise Value | | | 14,728,475 | 100.00% |
| Less: Existing Debt | | | 11,958,684 | |
| Subtotal | | | 2,769,791 | |
| | | | n/a | |
| **Indication of Value** | | | **2,769,791** | |
| **Multiples** | | | | |
| Debt Multiple of EBITDA | | | **4.21** | |
| Total Interest Coverage: | | | 3.10 | |
| Return on Equity | | | 5.94% | |

DRAFT

*Chaffe & Associates, Inc.*

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Liquidation Model**

**Exhibit F**

# DRAFT

| | Market Value | Liquidation Percentage | Liquidation Costs | Net Proceeds | |
|---|---|---|---|---|---|
| Current Assets | | | | | |
| Cash | 72,543 | 0% | - | 72,543 | |
| Marketable Investments | - | 0% | - | - | |
| Accounts Receivable | 9,041,791 | 25% | 2,260,448 | 6,781,343 | |
| Inventory | 4,166,780 | 25% | 1,041,695 | 3,125,085 | |
| Work in Progress | - | 10% | - | - | |
| Prepaid Expenses | - | 10% | - | - | |
| Other | 1,065,858 | 10% | 106,586 | 959,272 | |
| Total Current Assets | 14,346,972 | | 3,408,729 | 10,938,243 | |
| Land/Building | 5,934,307 | 3% | 178,029 | 5,756,278 | |
| Machinery/Equipment | 33,528,879 | 10% | 3,352,888 | 30,175,991 | |
| Furniture and Fixtures | 3,724,480 | 10% | 372,448 | 3,352,032 | |
| Vehicles | 2,615,971 | 10% | 261,597 | 2,354,374 | |
| | | | - | - | |
| Deferred Chargse | 4,655 | 10% | 466 | 4,190 | |
| Less Depreciation | (39,568,200) | 10% | (3,956,820) | (35,611,380) | |
| Total | 20,587,064 | | 3,617,336 | 16,969,728 | |
| Total Assets | | | | | 20,587,064 |
| Cost of Liquidation | | | | | 3,617,336 |
| Proceeds from sale of assets | | | | | 16,969,728 |
| Book value of assets | | | | | 22,905,963 |
| Gain | | | | | - |
| Tax on Gain (39.00%) | | | | | - |
| Proceeds from sale of assets | | | | | 16,969,728 |
| Less: tax on gain | | | | | - |
| Less: | | | | | |
| Current Liabilities | | | | 8,797,592 | |
| Long term debt | | | | 11,958,684 | |
| Other Liabilities | | | | 16,580 | |
| Total Liabilities | | | | | 20,772,856 |
| **Liquidation (Control) Value** | | | | | d |

Book Value of fixed assets assumed to approximate fair market value.

*Chaffe & Associates, Inc.*

DRAFT

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**SUMMARY OF VALUES**

**Exhibit G**

**DRAFT**

| Tests of Value | Exhibit | Control Value (1) | | |
|---|---|---|---|---|
| Peer Analysis | B | 2,711,577 | | |
| Peer Analysis - Subset | B | 3,336,974 | | |
| Mergers Model | C | 3,004,278 | | |
| Discounted Cash Flow | D | 2,833,733 | | |
| Leveraged Buyout Model | E | 2,769,791 | | |
| Liquidation Value | F | 0 | | |
| **Conclusion** | | | | |
| **Control Value of Operations (rounded)** | | **2,700,000** | to | **3,300,000** |
| Less: Value of Warrants (1) | | ($806,610) | | ($986,610) |
| Value to Common Shareholders | | 1,893,390 | | 2,313,390 |
| Shares Outstanding | | 11,299,528 | | 11,299,528 |
| Implied Per Share Value | | $0.17 | | $0.20 |
| **Operating Pricing Multiples** | 07/31/15 | | | |
| P/Earnings | | n/a | | n/a |
| P/Cash Flow After Tax | | 2.43 | | 2.52 |
| P/Revenue | | 0.04 | | 0.04 |
| P/Equity | | 1.27 | | 1.31 |
| Enterprise Value/EBITDA | | 6.99 | | 7.03 |
| Enterprise Value/Revenue | | 0.23 | | 0.23 |
| **Operating Pricing Multiples** | 12/31/16 | | | |
| P/Earnings | | 11.10 | | 11.51 |
| P/Cash Flow After Tax | | 1.51 | | 1.56 |
| P/Revenue | | 0.04 | | 0.04 |
| Enterprise Value/EBITDA | | 5.77 | | 5.81 |
| Enterprise Value/Revenue | | 0.23 | | 0.23 |

*Chaffe & Associates, Inc.*

**(1)** Value of Warrants = (Implied Value Per Share - 0.001) * 4,842,654.

**Champion Industries, Inc.**
**Valuation as of December 21, 2015**
**Size Discount Study**
Median P/E Offered by Total Price Offered

**Exhibit H**

# DRAFT

| YEAR | $25mm OR LESS | $25mm - $50mm | $50mm - $99.9mm | $100mm OR MORE | SIZE DISCOUNT $25 mm or < versus $100 MM or more | SIZE DISCOUNT $25mm to $50mm versus $100 MM or more | SIZE DISCOUNT $50mm to $99.9mm versus $100 MM or more |
|---|---|---|---|---|---|---|---|
| 1983 | 13.5 | 14.7 | 12.4 | 17.4 | 22.41% | 15.52% | 28.74% |
| 1984 | 11 | 12.2 | 15.8 | 16.4 | 32.93% | 25.61% | 3.66% |
| 1985 | 12.7 | 14.3 | 14.2 | 17.4 | 27.01% | 17.82% | 18.39% |
| 1986 | 15.8 | 17.3 | 20.2 | 20.5 | 22.93% | 15.61% | 1.46% |
| 1987 | 15.8 | 18.2 | 18.5 | 22.8 | 30.70% | 20.18% | 18.86% |
| 1988 | 14.9 | 16.5 | 18.8 | 19.6 | 23.98% | 15.82% | 4.08% |
| 1989 | 14.3 | 15.9 | 17.9 | 20.4 | 29.90% | 22.06% | 12.25% |
| 1990 | 15.3 | 13.3 | 15.6 | 19.4 | 21.13% | 31.44% | 19.59% |
| 1991 | 11.7 | 15.5 | 15.2 | 17.8 | 34.27% | 12.92% | 14.61% |
| 1992 | 15.5 | 18.4 | 21.1 | 23.2 | 33.19% | 20.69% | 9.05% |
| 1993 | 17.6 | 20.3 | 18.1 | 24.2 | 27.27% | 16.12% | 25.21% |
| 1994 | 17.5 | 20.3 | 17.1 | 21.8 | 19.72% | 6.88% | 21.56% |
| 1995 | 17 | 14.8 | 19.2 | 21.1 | 19.43% | 29.86% | 9.00% |
| 1996 | 16.2 | 20.3 | 20.5 | 21.3 | 23.94% | 4.69% | 3.76% |
| 1997 | 15.9 | 18.7 | 22.7 | 25.2 | 36.90% | 25.79% | 9.92% |
| 1998 | 12.6 | 20.2 | 22.3 | 24.2 | 47.93% | 16.53% | 7.85% |
| 1999 | 14.9 | 19.4 | 20.5 | 21.9 | 31.96% | 11.42% | 6.39% |
| 2000 | 16.1 | 18.8 | 17.6 | 19.1 | 15.71% | 1.57% | 7.85% |
| 2001 | 14.4 | 16.4 | 16.2 | 17.7 | 18.64% | 7.34% | 8.47% |
| 2002 | 14.3 | 17.1 | 19.7 | 18.9 | 24.34% | 9.52% | -4.23% |
| 2003 | 15.1 | 18.2 | 18.6 | 21 | 28.10% | 13.33% | 11.43% |
| 2004 | 14.3 | 19.8 | 24.2 | 22.1 | 35.29% | 10.41% | -9.50% |
| 2005 | 13.3 | 20.2 | 21.1 | 23.5 | 43.40% | 14.04% | 10.21% |
| 2006 | 17.6 | 21.5 | 23.9 | 22.8 | 22.81% | 5.70% | -4.82% |
| 2007 | 21.2 | 23.3 | 22.9 | 23.9 | 11.30% | 2.51% | 4.18% |
| 2008 | 8.9 | 13.4 | 17.2 | 23 | 61.30% | 41.74% | 25.22% |
| 2009 | 8.5 | 17.3 | 20.7 | 18.4 | 53.80% | 5.98% | -12.50% |
| 2010 | 9.2 | 10.8 | 17.6 | 21.8 | 57.80% | 50.46% | 19.27% |
| 2011 | 12.6 | 17.5 | 17.9 | 21 | 40.00% | 16.67% | 14.76% |
| 2012 | 16.3 | 17.1 | 18.1 | 21.5 | 24.19% | 20.47% | 15.81% |
| 2013 | 13.2 | 21.5 | 17.6 | 21.6 | 38.89% | 0.46% | 18.52% |
| 2014 | 16.6 | 20.8 | 19.8 | 24.9 | 33.33% | 16.47% | 20.48% |
| | | | Average Size Discount | | 31.08% | 16.43% | 10.61% |

Source: Mergerstat Review 1983 through 2015

*Chaffe & Associates, Inc.*